Exhibit 10.1

As Amended and Restated
effective May 1, 2025

ABBOTT LABORATORIES NON-EMPLOYEE DIRECTORS’ FEE PLAN

SECTION 1.
PURPOSE

ABBOTT LABORATORIES NON-EMPLOYEE DIRECTORS’ FEE PLAN - referred to below as the “Plan” - has been established by ABBOTT LABORATORIES - referred to below as the “Company” - to attract and retain as members of its Board of Directors persons who are not full-time employees of the Company or any of its subsidiaries but whose business experience and judgment are a valuable asset to the Company and its subsidiaries.
SECTION 2.
DIRECTORS COVERED

As used in the Plan, the term “Director” means any person who is elected to the Board of Directors of the Company in April, 1962 or at any time thereafter, and is not a full-time employee of the Company or any of its subsidiaries.
SECTION 3.
FEES PAYABLE TO DIRECTORS

3.1Each Director shall be entitled to a deferred monthly fee of Ten Thousand Five Hundred Dollars ($10,500.00) for each calendar month or portion thereof (excluding the month in which he is first elected a Director) that he holds such office with the Company.
3.2A Director who serves as Chairman of the Executive Committee of the Board of Directors shall be entitled to a deferred monthly fee of One Thousand Six Hundred Dollars ($1,600.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.
3.3A Director who serves as Lead Director of the Board of Directors shall be entitled to a deferred monthly fee of Three Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($3,333.33) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position. The Lead Director shall not be entitled to any fees under Section 3.6.
3.4Audit Committee Fees
(a)A Director who serves as Chairman of the Audit Committee of the Board of Directors shall be entitled to a deferred monthly fee of Two Thousand Five Hundred Dollars ($2,500.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.

(b)Each Director who serves on the Audit Committee of the Board of Directors (other than the Chairman of the Audit Committee) shall be entitled to a deferred monthly fee of Five Hundred Dollars ($500.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.
3.5A Director who serves as Chairman of the Compensation Committee of the Board of Directors shall be entitled to a deferred monthly fee of Two Thousand Eighty-Three Dollars and Thirty-Three Cents ($2,083.33) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.
3.6Except as provided in Section 3.3, a Director who serves as Chairman of the Nominations and Governance Committee of the Board of Directors shall be entitled to a deferred monthly fee of Two Thousand Eighty-Three Dollars and Thirty-Three Cents ($2,083.33) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.
3.7A Director who serves as Chairman of the Public Policy Committee of the Board of Directors shall be entitled to a deferred monthly fee of Two Thousand Eighty-Three Dollars and Thirty-Three Cents ($2,083.33) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.
3.8A Director who serves as Chairman of any other Committee created by this Board of Directors shall be entitled to a deferred monthly fee of One Thousand Two Hundred Fifty Dollars ($1,250.00) for each calendar month or portion thereof (excluding the month in which he is first elected to such position) that he holds such position.
3.9A Director’s Deferred Fee Account shall be credited with interest annually. During the calendar years 1968 and prior, the rate of interest credited to deferred fees shall be four (4) percent per annum. During the calendar years 1969 through 1992, the rate of interest credited to deferred fees shall be the average of the prime rates being charged by the two largest commercial banks in the City of Chicago as of the end of the month coincident with or last preceding the date upon which said interest is so credited. During the calendar years 1993 through 2007, the rate of interest credited to deferred fees shall be equal to: (a) the average of the prime rates being charged by the two largest commercial banks in the City of Chicago as of the end of the month coincident with or last preceding the date upon which said interest is so credited; plus (b) two hundred twenty-five (225) basis points. For the calendar year 2008 and subsequent years, the rate of interest credited to deferred fees shall be equal to: (a) the average of the “prime rate” of interest published by The Wall Street Journal (Mid-West Edition) or comparable successor quotation service on the first business day of January and the last business day of each month of the fiscal year; plus (b) two hundred twenty-five (225) basis points. For purposes of this provision, the term “deferred fees” shall include “deferred monthly fees,” and “deferred meeting fees,” and shall also include any such interest credited thereon.
3.10For purposes of Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.7, and 3.8, the automatic deferral of the fees specified therein shall be subject to a Director’s election to receive such fees currently pursuant to Section 4.1 or Section 8.1 of the Plan.
SECTION 4.
PAYMENT OF DIRECTORS’ FEES

4.1Any Director may, by written notice filed with the Secretary of the Company no later than December 31 in a calendar year, elect to receive current payment of all or any portion of the monthly and meeting fees earned by him in calendar years subsequent to the calendar year in which he files such notice, in which case such fees shall not be deferred but shall be paid quarterly as earned and no interest shall be credited thereon. Such election shall be irrevocable as of December 31 of the year prior to the year in which the fees will be earned. Notwithstanding the timing requirements described above, an individual who is newly elected as a Director may make the election described above by filing it with the Secretary of the Company within the thirty (30) day period immediately following the date he or she first becomes a Director eligible to participate in the Plan (and all plans that would be aggregated with the Plan pursuant to Treasury Regulation §1.409A-1(c)(2)(i)), provided, that the compensation subject to such election relates solely to services performed after the date of such election and provided further, that such election shall become irrevocable on the thirtieth day following the date he or she first becomes a Director eligible to participate in the Plan. In no event shall the fees subject to an election under this Section 4.1 be paid later than the last day of the “applicable 2½ month period”, as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A). Any Director who has previously provided notice pursuant to this Section 4.1 may, by written notice filed with the Secretary of the Company no later than December 31 in a calendar year, elect to defer payment of all or a portion of the monthly and meeting fees earned by him in calendar years subsequent to the year in which he files such notice, in which case such fees shall be paid to him in accordance with Section 4.2 below.
4.2A Director’s deferred fees earned pursuant to the Plan shall commence to be paid on the first day of the calendar month next following the earlier of his death or his attainment of age sixty-five (65) if he is not then serving as a Director, or the termination of his service as a Director if he serves as a Director after the attainment of age sixty-five (65).
4.3A Director’s deferred fees that have commenced to be payable pursuant to Section 4.2 shall be payable in annual installments in the order in which they shall have been deferred (i.e., the deferred fees and earnings thereon for the earliest year of service as a Director will be paid on the date provided for in Section 4.2, the deferred fees for the next earliest year of service as a Director will be paid on the anniversary of the payment of the first installment, etc.).
4.4A Director’s deferred fees shall continue to be paid until all deferred fees which he is entitled to receive under the Plan shall have been paid to him (or, in case of his death, to his beneficiary).
4.5If a Director incurs a termination of service as a Director within two (2) years following the occurrence of a Change in Control (as defined below), the aggregate unpaid balance of such Director’s deferred fees plus all unpaid interest credited thereon, shall be paid to such Director in a lump sum within thirty (30) days following the date of such termination of service; provided, however, that if such Change in Control does not constitute a “change in control event” (as defined in Treasury Regulation § 1.409A-3(i)(5)), then the aggregate unpaid balance of such Director’s deferred fees shall be paid in accordance with Sections 4.2 and 4.3.
Notwithstanding any other provision of the Plan, if a Director has made the alternative election set forth in Section 8.1, and if such Director incurs a termination of service as a Director within five (5) years following the occurrence of a Change in Control, the aggregate unpaid balance of such Director’s fees deposited to the Director’s Grantor Trust (as defined below) plus all unpaid interest credited thereon, shall be paid to such Director from the Director’s Grantor Trust in a lump sum within thirty (30) days following the date of such termination of service.
4.6A “Change in Control” shall be deemed to have occurred on the earliest of the following dates:
(i)the date any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or
(ii)the date the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii)the date on which there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (a) a merger or consolidation (I) immediately following which the individuals who comprise the Board of Directors immediately prior thereto constitute at least a majority of the Board of Directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a subsidiary, the ultimate parent thereof and (II) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities; or
(iv)the date the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company, in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, in substantially the same proportions as their ownership of the Company immediately prior to such sale.
(1) Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(2) For purposes of this Plan: “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the

Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.
4.7A “Potential Change in Control” shall exist during any period in which the circumstances described in paragraphs (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):
(i)The Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, provided that a Potential Change in Control described in this paragraph (i) shall cease to exist upon the expiration or other termination of all such agreements.
(ii)Any Person (without regard to the exclusions set forth in subsections (i) through (iv) of such definition) publicly announces an intention to take or to consider taking actions the consummation of which would constitute a Change in Control; provided that a Potential Change in Control described in this paragraph (ii) shall cease to exist upon the withdrawal of such intention, or upon a determination by the Board of Directors that there is no reasonable chance that such actions would be consummated.
(iii)Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities (not including any securities beneficially owned by such Person which are or were acquired directly from the Company or its Affiliates).
(iv)The Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control exists; provided that a Potential Change in Control described in this paragraph (iv) shall cease to exist upon a determination by the Board of Directors that the reasons that gave rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.
4.8The provisions of Sections 4.5, 4.6, 4.7 and this Section 4.8 may not be amended or deleted, nor superseded by any other provision of this Plan, (i) during the pendency of a Potential Change in Control and (ii) during the period beginning on the date of a Change in Control and ending on the date five (5) years following such Change in Control.
SECTION 5.
CONVERSION TO COMMON STOCK UNITS

5.1Any Director who is then serving as a director may, by written notice filed with the Secretary of the Company, irrevocably elect to have all or any portion of deferred fees previously earned but not yet paid, transferred from the Director’s Deferred Fee Account to a stock account established under this Section 5 (“Stock Account”). Any election as to a portion of such fees shall be expressed as a percentage and the same percentage shall be applied to all such fees regardless of the calendar year in which earned or to all deferred fees earned in designated calendar years, as specified by the Director. A Director may make no more than one notional investment election under this Section 5.l in any calendar year. All such elections may apply only to deferred fees for which an election has not previously been made and shall be irrevocable.
5.2Any Director may, by written notice filed with the Secretary of the Company, elect to have all or any portion of deferred fees earned subsequent to the date such notice is filed credited to a Stock Account established under this Section 5. Fees covered by such election shall be credited to such account at the end of each calendar quarter in, or for which, such fees are earned. Such election may be revoked or modified by such Director, by written notice filed with the Secretary of the Company, as to deferred fees to be earned in calendar years subsequent to the calendar year such notice is filed, but shall be irrevocable as to deferred fees earned prior to such year.
5.3Deferred fees credited to a Stock Account under Section 5.1 shall be converted to Common Stock Units by dividing the deferred fees so credited by the closing price of common shares of the Company on the date the notice of election under Section 5 is received by the Company (or the next business day, if there are no sales on such date) as reported on the New York Stock Exchange Composite Reporting System. Deferred fees credited to a Stock Account under Section 5.2 shall be converted to Common Stock Units by dividing the deferred fees so credited by the closing price of common shares of the Company as of the last business day of the calendar quarter for which the credit is made, as reported on the New York Stock Exchange Composite Reporting System.
5.4Each Common Stock Unit shall be credited with (or adjusted for) the same cash and stock dividends, stock splits and other distributions and adjustments as are received by or applicable to one common share of the Company. All cash dividends and other cash distributions credited to Common Stock Units shall be converted to additional Common Stock Units by dividing each such dividend or distribution by the closing price of common shares of the Company on the payment date for such dividend or distribution, as reported by the New York Stock Exchange Composite Reporting System.
5.5The value of the Common Stock Units credited each Director shall be paid to the Director in cash on the dates specified in Section 4.3 (or, if applicable, Section 4.5). The amount of each payment shall be determined by multiplying the Common Stock Units payable on each date specified in Section 4.3 (or, if applicable, Section 4.5) by the closing price of common shares of the Company on the day prior to the payment date (or the next preceding business day if there are no sales on such date), as reported by the New York Stock Exchange Composite Reporting System.
SECTION 6.
MISCELLANEOUS

6.1Each Director or former Director entitled to payment of deferred fees hereunder, from time to time may name any person or persons (who may be named contingently or successively) to whom any deferred Director’s fees earned by him and payable to him are to be paid in case of his death before he receives any or all of such deferred Director’s fees. Each designation will revoke all prior designations by the same Director or former Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Director or former Director in writing with the Secretary of the Company during his lifetime. If a deceased Director or former Director shall have failed to name a beneficiary in the manner provided above, or if the beneficiary named by a deceased Director or former Director dies before him or before payment of all the Director’s or former Director’s deferred Directors’ fees, the Company, in its discretion, may direct payment of the remaining installments required by Section 4.3 to either:
(a)any one or more or all of the next of kin (including the surviving spouse) of the Director or former Director, and in such proportions as the Company determines; or
(b)the legal representative or representatives of the estate of the last to die of the Director or former Director and his last surviving beneficiary.

The person or persons to whom any deceased Director’s or former Director’s deferred Directors’ fees are payable under this Section will be referred to as his “beneficiary.”
6.2Establishment of the Plan and coverage thereunder of any person shall not be construed to confer any right on the part of such person to be nominated for reelection to the Board of Directors of the Company, or to be reelected to the Board of Directors.
6.3Payment of deferred Directors’ fees will be made only to the person entitled thereto in accordance with the terms of the Plan, and deferred Directors’ fees are not in any way subject to the debts or other obligations of persons entitled thereto, and may not be voluntarily or involuntarily sold, transferred or assigned. When a person entitled to a payment under the Plan is under legal disability or, in the Company’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Company may direct that payment be made to such person’s legal representative, or to a relative or friend of such person for his benefit. Any payment made in accordance with the preceding sentence shall be in complete discharge of the Company’s obligation to make such payment under the Plan.
6.4Any action required or permitted to be taken by the Company under the terms of the Plan shall be by affirmative vote of a majority of the members of the Board of Directors then in office.
6.5Notwithstanding anything in the Plan to the contrary, any amounts under the Plan that were earned and vested before January 1, 2005 (as determined in accordance with Code Section 409A) with respect to a Director who retired before January 1, 2005 (“Grandfathered Amounts”) shall be subject to the terms and conditions of the Plan as administered and as in effect on December 31, 2004. Amendments made to the Plan pursuant to this amendment and restatement or otherwise shall not affect the Grandfathered Amounts unless expressly provided for in the amendment. The terms and conditions applicable to the Grandfathered Amounts are set forth in Exhibit A attached hereto.
6.6To the extent applicable, it is intended that the Plan comply with the provisions of Section 409A of the Code. The Plan will be administered and interpreted in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code will have no force and effect until amended to comply therewith (which amendment may be retroactive to the extent permitted by Section 409A of the Code). Notwithstanding anything contained herein to the contrary, for all purposes of this Plan, a Director shall not be deemed to have had a termination of service as a Director until the Director has incurred a separation from service as defined in Treasury Regulation §1.409A-1(h) and, to the extent required to avoid accelerated taxation and/or tax penalties under Code Section 409A and applicable guidance issued thereunder, payment of the amounts payable under the Plan that would otherwise be payable during the six-month period after the date of termination shall instead be paid on the first business day after the expiration of such six-month period, plus interest thereon, at a rate equal to the rate specified in Section 8.8 (to the extent that such interest is not already provided to the Director under Section 8.10), from the respective dates on which such amounts would otherwise have been paid until the actual date of payment. In addition, for purposes of the Plan, each amount to be paid and each installment payment shall be construed as a separate identified payment for purposes of Section 409A of the Code.
6.7Except as expressly provided herein, the provisions of the Plan as they were in effect immediately prior to the January 1, 2013 amendment shall continue to apply to any Director who retired or otherwise terminated service as a Director prior to January 1, 2013.
SECTION 7.
AMENDMENT AND DISCONTINUANCE

While the Company expects to continue the Plan, it must necessarily reserve, and does hereby reserve, the right to amend or discontinue the Plan at any time; provided, however, that any amendment or discontinuance of the Plan shall be prospective in operation only, and shall not affect the payment of any deferred Directors’ fees theretofore earned by any Director, or the conditions under which any such fees are to be paid or forfeited under the Plan. Any discontinuance of the Plan by the Company shall comply with the requirements of Section 409A of the Code.

SECTION 8.
ALTERNATE PAYMENT OF FEES

8.1By written notice filed with the Secretary of the Company prior to each calendar year beginning after December 31, 1988, a Director may elect to receive all or a portion of his fees earned in the following calendar year in accordance with the provisions of Section 8. An election under this Section 8.1 shall become irrevocable as of December 31 of the calendar year prior to the year in which such monthly and meeting fees will be earned (or, in the case of a new Director, on the 30th day following the Director’s first participation in the Plan and all plans that would be aggregated with the Plan pursuant to Treasury Regulation §1.409A-1(c)(2)(i), provided, that the compensation subject to such election relates solely to services performed after the date of such election).
8.2If payment of a Director’s fees is made pursuant to Section 8.1, such fees shall not be deferred and a portion of the gross amount of such fees shall be paid currently in cash for the Director directly to a “Grantor Trust” established by the Director, provided such trust is in a form which the Company determines to be substantially similar to the trust attached to this plan as Exhibit B; and the balance of the gross amount of such fees shall be paid currently in cash directly to the Director, provided that the portion paid directly to the Director shall be an amount equal to the aggregate federal, state and local individual income taxes attributable to the gross fees paid pursuant to this Section 8.2 (determined in accordance with Section 8.14). In no event shall such fees be paid to the Grantor Trust or directly to the Director later than the last day of the “applicable 2½ month period,” as such term is defined in Treasury Regulation § 1.409A-1(b)(4)(i)(A).
8.3The Company will establish and maintain four separate accounts in the name of each Director who has made an election under Section 8.1 as follows: a “Pre-Tax Fee Account,” an “After-Tax Fee Account,” a “Pre-Tax Stock Account” and an “After-Tax Stock Account” (collectively, the “Accounts”).
(a) The Pre-Tax Fee Account shall reflect the total amount of any fees paid in cash to a Director or deposited to a Director’s Grantor Trust, including the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2, and Interest to be credited to a Director pursuant to Section 8.8. The After-Tax Fee Account shall reflect such gross amounts but shall be maintained on an after-tax basis.
(b) The Pre-Tax Stock Account shall reflect the total amount of fees converted to Common Stock Units pursuant to Section 5, including the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2, and any adjustments made pursuant to Section 8.9. The After-Tax Stock Account shall reflect such gross amounts but shall be maintained on an after-tax basis.
(c) The Accounts established pursuant to this Section 8.3 are for the convenience of the administration of the Plan and no trust relationship with respect to such Accounts is intended or should be implied.
8.4 As of the end of each calendar year, the Company shall adjust each Director’s Pre-Tax Fee Account as follows:
(a) FIRST, charge, in any year in which the Director is entitled to receive a distribution from his or her Grantor Trust, an amount equal to the distribution from the fee account maintained thereunder that would have been made to the

Director if the aggregate amounts paid according to Section 8.2 had instead been deferred under Section 3;
(b) NEXT, credit an amount equal to the gross amount of any fees paid for that year, not converted to Common Stock Units, that are paid to the Director (including the amount deposited in the Director’s Grantor Trust and the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2) according to Section 8.2; and
(c ) FINALLY, credit an amount equal to the Interest earned for that year according to Section 8.8.
8.5As of the end of each calendar year, the Company shall adjust each Director’s After-Tax Fee Account as follows:
(a)FIRST, charge, in any year in which the Director is in receipt of a benefit distribution from his or her Grantor Trust, an amount equal to the product of (i) the distribution that would have been made to the Director if the aggregate amounts paid according to Section 8.2 had instead been deferred under Section 3, multiplied by (ii) a fraction, the numerator of which is the balance in the Director’s After-Tax Fee Account as of the end of the prior fiscal year and the denominator of which is the balance of the Director’s Pre-Tax Fee Account as of that same date;
(b)NEXT, credit an amount equal to the fees not converted to Common Stock Units that are paid that year to the Director directly to the Director’s Grantor Trust according to Section 8.2; and
(c)FINALLY, credit an amount equal to the After-Tax Interest earned for that year according to Section 8.8.
8.6As of the end of each calendar year, the Company shall adjust each Director’s Pre-Tax Stock Account as follows:
(a) FIRST, charge, in any year in which the Director is entitled to receive a distribution from his or her Grantor Trust, an amount equal to the distribution that would have been made to the Director if the aggregate amount of fees paid according to Section 8.2 had instead been deferred under Section 3 and the adjustments had been made under Section 5;
(b) NEXT, credit an amount equal to the total amount of any fees for that year that are converted to Common Stock Units and paid to the Director (including the amount deposited in the Director’s Grantor Trust and the amount equal to the aggregate federal, state and local individual income taxes attributable to the fees paid pursuant to Section 8.2) and allocated to the Stock Account maintained thereunder) according to Section 8.2; and
(c) NEXT, credit an amount equal to the net earnings of the Director’s Grantor Trust for the year; and
(d) FINALLY, credit an amount equal to the Book Value Adjustments to be made for that year according to Section 8.9.

8.7As of the end of each calendar year, the Company shall adjust each Director’s After-Tax Stock Account as follows:
(a)FIRST, charge, in any year in which the Director is entitled to receive a distribution from his or her Grantor Trust, an amount equal to the product of (i) the distribution that would have been made to the Director if the aggregate amounts paid according to Section 8.2 had instead been deferred under Section 3 and the adjustments had been made under Section 5, multiplied by (ii) a fraction, the numerator of which is the balance in the Director’s After-Tax Stock Account as of the end of the prior fiscal year and the denominator of which is the balance of the Director’s Pre-Tax Stock Account as of that same date;
(b)NEXT, credit an amount equal to the fees converted to Common Stock Units that are paid that year to the Director directly to the Director’s Grantor Trust and allocated to the Stock Account maintained thereunder according to Section 8.2; and
(c)NEXT, credit an amount equal to the net earnings of the Director’s Grantor Trust for the year; and
(d)FINALLY, credit an amount equal to the Book Value Adjustments to be made for that year according to Section 8.9.
8.8The Director’s Pre-Tax Fee Account and After-Tax Fee Account shall be credited with interest as follows:
(a)As of the end of each calendar year, a Director’s Pre-Tax Fee Account shall be credited with interest (“Interest”) at the following rate:
(i)the average of the “prime rate” of interest published by the Wall Street Journal (Mid-West Edition) or comparable successor quotation service on the first business day of January and the last business day of each month of the fiscal year;
(ii)plus two hundred twenty-five (225) basis points.
(b)As of the end of each calendar year, a Director’s After-Tax Fee Account shall be credited with the amount of Interest set forth above, multiplied by (one minus the aggregate of the applicable federal, state and local individual income tax rates and employment tax rate, determined in accordance with subsection 7.5) (the “After-Tax Interest”).
8.9As of the end of each calendar year, a Director’s Pre-Tax Stock Account and After-Tax Stock Account shall be adjusted as provided in Section 5.4, to the extent applicable, and shall also be adjusted to reflect the increase or decrease in the fair market value of the Company’s common stock determined in accordance with Section 5.5, except that (i) any reference to the payment date in such Section shall mean December 31 of the applicable calendar year for purposes of this Section, and (ii) adjustments to the After-Tax Stock Account shall be made on an after-tax basis. Such adjustments shall be referred to as “Book Value Adjustments.”
8.10In addition to any fees paid to a Director’s Grantor Trust under Section 8.2 during the year, the Company shall also make a payment (an “Interest Payment”) with respect to each Director who has established a Grantor Trust for each year in which the Grantor Trust is in effect. The Interest Payment shall equal the excess, if any, of the gross amount of the Interest credited to the Director (as defined in Section 8.8(a)), over the net earnings of the Director’s Grantor Trust for the year, and shall be paid within thirty (30) days beginning April 1 of the following calendar year. A portion of such gross Interest Payment, equal to the excess, if any, of the Net Interest Accrual over the net earnings of the Director’s Grantor Trust (i.e., the Pre-Amendment Amount), shall be deposited in the Director’s Grantor

Trust, with the balance paid to the Director; provided, however, in the event that the net earnings of the Director’s Grantor Trust exceeds the Net Interest Accrual, a distribution from the Grantor Trust shall be required in accordance with Section 8.15. A Director’s Net Interest Accrual for a year is an amount equal to the After-Tax Interest credited to the Director’s After-Tax Fee Account for that year in accordance with Section 8.8(b).
8.11In addition to the fees paid under Section 8.2 during the year and the Interest Payment described above, the Company shall also make a payment (a “Principal Payment”) with respect to each Director who has established a Grantor Trust for each year in which the Grantor Trust is in effect, to be credited to the Stock Account maintained thereunder. Prior to January 1, 2013, the Principal Payment equaled the excess, if any, of 75 percent of the fair market value (as determined in accordance with Section 5.5) of the balance of the Director’s After-Tax Stock Account on December 31 over the balance in the Stock Account maintained under the Director’s Grantor Trust as of that same date, and was paid within the thirty (30)-day period beginning April 1 of the following calendar year. Effective as of January 1, 2013, the Principal Payment shall equal the excess, if any, of 75 percent of the fair market value (as determined in accordance with Section 5.5) of the balance of the Director’s Pre-Tax Stock Account on December 31 over the balance in the Stock Account maintained under the Director’s Grantor Trust as of that same date, and shall be paid within the thirty (30)-day period beginning April 1 of the following calendar year. For the calendar year in which the last installment distribution is made from the Director’s Grantor Trust (meaning, the year that is X years following the year of the event triggering the payments, where X is the same number of years served by the Director), the payment made under this Section 8.11 shall equal the excess, if any, of 100 percent of the balance of the Director’s After-Tax Stock Account over the balance in the Stock Account maintained under the Director’s Grantor Trust as of that same date.
8.12Each Director’s Grantor Trust assets shall be invested solely in the instruments specified by investment guidelines established by the Committee. Such investment guidelines, once established, may be changed by the Committee, provided that any change shall not take effect until the year following the year in which the change is made and provided further that the instruments specified shall be consistent with the provisions of Section 3(b) of the form of Grantor Trust attached hereto as Exhibit B.
8.13For purposes of Section 8, a Director’s federal income tax rate shall be deemed to be the highest marginal rate of federal individual income tax in effect in the calendar year in which a calculation under this Section is to be made and state and local tax rates shall be deemed to be the highest marginal rates of individual income tax in effect in the state and locality of the Director’s residence on the date such a calculation is made, net of any federal tax benefits without a benefit for any net capital losses. Notwithstanding the preceding sentence, if a Director is not a citizen or resident of the United States, his or her income tax rates shall be deemed to be the highest marginal income tax rates actually imposed on the Director’s benefits under this Plan or earnings under his or her Grantor Trust without a benefit for any net capital losses.
8.14If a portion of a Director’s fees have been paid to a Grantor Trust pursuant to Section 8.2, then those fees and earnings thereon shall be paid to him or her from the Grantor Trust in the order in which they were earned (i.e., the fees for the earliest year of service as a Director will be the first fees distributed from the Grantor Trust(s), the fees for the next earliest year of service as a Director will be paid on the anniversary of the payment of the first installment, etc.) The distribution of a Director’s fees shall continue until all fees to which the Director is entitled to receive under the Plan shall have been paid in accordance with the terms of the Grantor Trust(s).
8.15Abbott, as the administrator of the Director’s Grantor Trust, may direct the trustee to distribute to the Director from the income of such Grantor Trust, a sum of money sufficient to pay the taxes on trust earnings for such year, to the extent a sufficient sum of money has not been paid to the Director pursuant to Section 8.10 or 8.11, as applicable. The taxes shall be determined in accordance with Section 8.13.
8.16Abbott, as the administrator of the Director’s Grantor Trust, may direct the trustee to pay the appropriate federal, state and local individual income taxes attributable to the fees and other payments paid to the Director pursuant to Sections 8.2, 8.10 and 8.11 to the applicable tax authorities on behalf of the Director. The taxes shall be determined in accordance with Section 8.13.

Exhibit A

ABBOTT LABORATORIES NON-EMPLOYEE DIRECTORS’ FEE PLAN

    [Abbott Laboratories Non-Employee Directors’ Fee Plan, as amended, as filed as Exhibit 10.1 to the Abbott Laboratories Current Report on Form 8-K dated February 17, 2006.]

Exhibit B

IRREVOCABLE GRANTOR TRUST AGREEMENT
THIS AGREEMENT, made this ______ day of ______________, 20___, by and between                      of             ,          (the “grantor”), and The Northern Trust Company located at Chicago, Illinois, as trustee (the “trustee”),
WITNESSETH THAT:
WHEREAS, the grantor desires to establish and maintain a trust to hold certain benefits received by the grantor under the Abbott Laboratories Non-Employee Directors’ Fee Plan, as it may be amended from time to time;
NOW, THEREFORE, it is agreed as follows:
ARTICLE I
Introduction
I-1.Name. This agreement and the trust hereby evidenced (the “trust”) may be referred to as the “                     Grantor Trust.”
I-2.The Trust Fund. The “trust fund” as at any date means all property then held by the trustee under this agreement.
I-3.Status of the Trust. The trust shall be irrevocable. The trust is intended to constitute a grantor trust under Sections 671-678 of the Internal Revenue Code, as amended, and shall be construed accordingly.
I-4.The Administrator. Abbott Laboratories (“Abbott”) shall act as the “administrator” of the trust, and as such shall have certain powers, rights and duties under this agreement as described below. Abbott will certify to the trustee from time to time the person or persons authorized to act on behalf of Abbott as the administrator. The trustee may rely on the latest certificate received without further inquiry or verification.
I-5.Acceptance. The trustee accepts the duties and obligations of the “trustee” hereunder, agrees to accept funds delivered to it by the grantor or the administrator, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with this agreement.

ARTICLE II
Distribution of the Trust Fund
II-1.Separate Accounts. The administrator shall maintain two separate accounts under the trust, a “deferred account” and a “stock account.” Funds delivered to the trustee shall be allocated between the accounts by the trustee as directed by the administrator. As of the end of each calendar year, the administrator shall charge each account with all distributions made from such account during that year; and credit each account with its share of income and realized gains and charge each account with its share of expenses and realized losses for the year. The trustee shall be required to make separate investments of the trust fund for the accounts, and may not administer and invest all funds delivered to it under the trust as one trust fund.
II-2.Distributions Prior to the Grantor’s Death. Principal and accumulated income shall not be distributed from the trust prior to the grantor’s termination of service as a Director of Abbott (the grantor’s “settlement date”); provided that, each year the administrator may direct the trustee to distribute to the grantor a portion of the income of the trust fund for that year, with the balance of such income to be accumulated in the trust. The administrator shall inform the trustee of the grantor’s settlement date. Thereafter, the trustee shall distribute the trust fund to the grantor, if then living, in a series of annual installments, commencing on the first day of the month next following the later of the grantor’s settlement date or the date the grantor attains age 65 years. The administrator shall inform the trustee of the number of installment distributions and the amount of each installment distribution under this paragraph II-2, and the trustee shall be fully protected in relying on such information received from the administrator.
II-3.Distributions After the Grantor’s Death. The grantor, from time to time may name any person or persons (who may be named contingently or successively and who may be natural persons or fiduciaries) to whom the principal of the trust fund and all accrued or undistributed income thereof shall be distributed in a lump sum or, if the beneficiary is the grantor’s spouse (or a trust for which the grantor’s spouse is the sole income beneficiary), in installments, as directed by the grantor, upon the grantor’s death. If the grantor directs an installment method of distribution to the spouse as beneficiary, any amounts remaining at the death of the spouse beneficiary shall be distributed in a lump sum to the executor or administrator of the spouse beneficiary’s estate. If the grantor directs an installment method of distribution to a trust for which the grantor’s spouse is the sole income beneficiary, any amounts remaining at the death of the spouse shall be distributed in a lump sum to such trust. Despite the foregoing, if (i) the beneficiary is a trust for which the grantor’s spouse is the sole income beneficiary, (ii) payments are being made pursuant to this paragraph II-3 other than in a lump sum and (iii) income earned by the trust fund for the year exceeds the amount of the annual installment payment, then such trust may elect to withdraw such excess income by written notice to the trustee. Each designation shall revoke all prior designations, shall be in writing and shall be effective only when filed by the grantor with the administrator during the grantor’s lifetime. If the grantor fails to direct a method of distribution, the distribution shall be made in a lump sum. If the grantor fails to designate a beneficiary as provided above, then on the grantor’s death, the trustee shall distribute the balance of the trust fund in a lump sum to the executor or administrator of the grantor’s estate.
II-4.Facility of Payment. When a person entitled to a distribution hereunder is under legal disability, or, in the trustee’s opinion, is in any way incapacitated so as to be unable to manage his or her financial affairs, the trustee may make such distribution to such person’s legal representative, or to a relative or friend of such person for such person’s benefit. Any distribution made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such distribution hereunder.
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II-5.Perpetuities. Notwithstanding any other provisions of this agreement, on the day next preceding the end of 21 years after the death of the last to die of the grantor and the grantor’s descendants living on the date of this instrument, the trustee shall immediately distribute any remaining balance in the trust to the beneficiaries then entitled to distributions hereunder.
ARTICLE III
Management of the Trust Fund
III-1.General Powers. The trustee shall, with respect to the trust fund, have the following powers, rights and duties in addition to those provided elsewhere in this agreement or by law:
(a)Subject to the limitations of subparagraph (b) next below, to sell, contract to sell, purchase, grant or exercise options to purchase, and otherwise deal with all assets of the trust fund, in such way, for such considerations, and on such terms and conditions as the trustee decides.
(b)To retain in cash such amounts as the trustee considers advisable; and to invest and reinvest the balance of the trust fund, without distinction between principal and income, in common stock of Abbott Laboratories, or in obligations of the United States Government and its agencies or which are backed by the full faith and credit of the United States Government or in any mutual fund, common trust fund or collective investment fund which invests solely in such obligations; and any such investment made or retained by the trustee in good faith shall be proper despite any resulting risk or lack of diversification or marketability.
(c)To deposit cash in any depositary (including the banking department of the bank acting as trustee) without liability for interest, and to invest cash in savings accounts or time certificates of deposit bearing a reasonable rate of interest in any such depositary.
(d)To invest, subject to the limitations of subparagraph (b) above, in any common or commingled trust fund or funds maintained or administered by the trustee solely for the investment of trust funds.
(e)To borrow from anyone, with the administrator’s approval, such sum or sums from time to time as the trustee considers desirable to carry out this trust, and to mortgage or pledge all or part of the trust fund as security.
(f)To retain any funds or property subject to any dispute without liability for interest and to decline to make payment or delivery thereof until final adjudication by a court of competent jurisdiction or until an appropriate release is obtained.
(g)To begin, maintain or defend any litigation necessary in connection with the administration of this trust, except that the trustee shall not be obliged or required to do so unless indemnified to the trustee’s satisfaction.
(h)To compromise, contest, settle or abandon claims or demands.
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(i)To give proxies to vote stocks and other voting securities, to join in or oppose (alone or jointly with others) voting trusts, mergers, consolidations, foreclosures, reorganizations, liquidations, or other changes in the financial structure of any corporation, and to exercise or sell stock subscription or conversion rights.
(j)To hold securities or other property in the name of a nominee, in a depositary, or in any other way, with or without disclosing the trust relationship.
(k)To divide or distribute the trust fund in undivided interests or wholly or partly in kind.
(l)To pay any tax imposed on or with respect to the trust; to defer making payment of any such tax if it is indemnified to its satisfaction in the premises; and to require before making any payment such release or other document from any lawful taxing authority and such indemnity from the intended payee as the trustee considers necessary for its protection.
(m)To deal without restriction with the legal representative of the grantor’s estate or the trustee or other legal representative of any trust created by the grantor or a trust or estate in which a beneficiary has an interest, even though the trustee, individually, shall be acting in such other capacity, without liability for any loss that may result.
(n)To appoint or remove by written instrument any bank or corporation qualified to act as successor trustee, wherever located, as special trustee as to part or all of the trust fund, including property as to which the trustee does not act, and such special trustee, except as specifically limited or provided by this or the appointing instrument, shall have all of the rights, titles, powers, duties, discretions and immunities of the trustee, without liability for any action taken or omitted to be taken under this or the appointing instrument.
(o)To appoint or remove by written instrument any bank, wherever located, as custodian of part or all of the trust fund, and each such custodian shall have such rights, powers, duties and discretions as are delegated to it by the trustee.
(p)To employ agents, attorneys, accountants or other persons, and to delegate to them such powers as the trustee considers desirable, and the trustee shall be protected in acting or refraining from acting on the advice of persons so employed without court action.
(q)To perform any and all other acts which in the trustee’s judgment are appropriate for the proper management, investment and distribution of the trust fund.
III-2.Principal and Income. Any income earned on the trust fund, which is not distributed as provided in Article II shall be accumulated and from time to time added to the principal of the trust. The grantor’s interest in the trust shall include all assets or other property held by the trustee hereunder, including principal and accumulated income.
III-3.Statements. The trustee shall prepare and deliver monthly to the administrator and annually to the grantor, if then living, otherwise to each beneficiary then entitled to distributions under
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this agreement, a statement (or series of statements) setting forth (or which taken together set forth) all investments, receipts, disbursements and other transactions effected by the trustee during the reporting period; and showing the trust fund and the value thereof at the end of such period.
III-4.Compensation and Expenses. All reasonable costs, charges and expenses incurred in the administration of this trust, including compensation to the trustee, any compensation to agents, attorneys, accountants and other persons employed by the trustee, and expenses incurred in connection with the sale, investment and reinvestment of the trust fund shall be paid from the trust fund.
ARTICLE IV
General Provisions
IV-1.Interests Not Transferable. The interests of the grantor or other persons entitled to distributions hereunder are not subject to their debts or other obligations and may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.
IV-2.Disagreement as to Acts. If there is a disagreement between the trustee and anyone as to any act or transaction reported in any accounting, the trustee shall have the right to a settlement of its account by any proper court.
IV-3.Trustee’s Obligations. No power, duty or responsibility is imposed on the trustee except as set forth in this agreement. The trustee is not obliged to determine whether funds delivered to or distributions from the trust are proper under the trust, or whether any tax is due or payable as a result of any such delivery or distribution. The trustee shall be protected in making any distribution from the trust as directed pursuant to Article II without inquiring as to whether the distributee is entitled thereto; and the trustee shall not be liable for any distribution made in good faith without written notice or knowledge that the distribution is not proper under the terms of this agreement.
IV-4.Good Faith Actions. The trustee’s exercise or non-exercise of its powers and discretions in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the trustee. The certificate of the trustee that it is acting according to this agreement will fully protect all persons dealing with the trustee.
IV-5.Waiver of Notice. Any notice required under this agreement may be waived by the person entitled to such notice.
IV-6.Controlling Law. The laws of the State of Illinois shall govern the interpretation and validity of the provisions of this agreement and all questions relating to the management, administration, investment and distribution of the trust hereby created.
IV-7.Successors. This agreement shall be binding on all persons entitled to distributions hereunder and their respective heirs and legal representatives, and on the trustee and its successors.
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ARTICLE V
Changes in Trustee
V-1.Resignation or Removal of Trustee. The trustee may resign at any time by giving thirty days’ advance written notice to the administrator and the grantor. The administrator may remove a trustee by written notice to the trustee and the grantor.
V-2.Appointment of Successor Trustee. The administrator shall fill any vacancy in the office of trustee as soon as practicable by written notice to the successor trustee; and shall give prompt written notice thereof to the grantor, if then living, otherwise to each beneficiary then entitled to payments or distributions under this agreement. A successor trustee shall be a bank (as defined in Section 581 of the Internal Revenue Code, as amended).
V-3.Duties of Resigning or Removed Trustee and of Successor Trustee. A trustee that resigns or is removed shall furnish promptly to the administrator and the successor trustee an account of its administration of the trust from the date of its last account. Each successor trustee shall succeed to the title to the trust fund vested in its predecessor without the signing or filing of any instrument, but each predecessor trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have all the powers conferred by this agreement as if originally named trustee. No successor trustee shall be personally liable for any act or failure to act of a predecessor trustee. With the approval of the administrator, a successor trustee may accept the account furnished and the property delivered by a predecessor trustee without incurring any liability for so doing, and such acceptance will be complete discharge to the predecessor trustee.
ARTICLE VI
Amendment and Termination
VI-1.Amendment. With the consent of the administrator, this trust may be amended from time to time by the grantor, if then living, otherwise by a majority of the beneficiaries then entitled to payments or distributions hereunder, except as follows:
(a)The duties and liabilities of the trustee cannot be changed substantially without its consent.
(b)This trust may not be amended so as to make the trust revocable.
VI-2.Termination. This trust shall not terminate, and all rights, titles, powers, duties, discretions and immunities imposed on or reserved to the trustee, the administrator, the grantor and the beneficiaries shall continue in effect, until all assets of the trust have been distributed by the trustee as provided in Article II.

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IN WITNESS WHEREOF, the grantor has executed this Agreement as of the day and year first above written.
___________________________________
Grantor

The Northern Trust Company as Trustee
By______________________________
Its______________________________

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